EXHIBIT 31.1

CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Carrollton Bancorp (the "Company") on Form 10-K for the period ending December 31, 2004, as filed with the Securities and Exchange Commission (the "Report") and which this Certification is an exhibit, the undersigned hereby certifies, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that:

        (1)   I have reviewed the report;

        (2)   Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which the statements were made, not misleading with respect to the period covered by the Report;

        (3)   Based on my knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in the Report;

        (4)   The registrant's other certifying officers and I:

          (a)   are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the issuer;

          (b)   have designed such disclosures, controls and procedures to ensure that material information is made known to them, particularly during the period in which this annual report is being prepared;

          (c)    have evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of the Report (the evaluation date); and

          (d)   have presented within the Report our conclusions as to the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date;

        (5)   The registrant's other certifying officers and I have disclosed to the registrant's auditors and the registrant's audit committee of the board of directors:

          (a)   all significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the issuers ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and

          (b)   any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

        (6)   The registrant's other certifying officers and I have indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 2, 2005	/s/ ROBERT A. ALTIERI Robert A. Altieri President and Chief Executive Officer

58